UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 20, 2020

WELLS FARGO & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-02979	No.	41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 1-866-249-3302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1-2/3	WFC	NYSE
7.5% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L	WFC.PRL	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series N	WFC.PRN	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series O	WFC.PRO	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series P	WFC.PRP	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of 5.85% Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series Q	WFC.PRQ	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of 6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series R	WFC.PRR	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series T	WFC.PRT	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series V	WFC.PRV	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series W	WFC.PRW	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series X	WFC.PRX	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series Y	WFC.PRY	NYSE
Depositary Shares, each representing a 1/1000th interest in a share of Non-Cumulative Perpetual Class A Preferred Stock, Series Z	WFC.PRZ	NYSE
Guarantee of 5.80% Fixed-to-Floating Rate Normal Wachovia Income Trust Securities of Wachovia Capital Trust III	WFC/TP	NYSE
Guarantee of Medium-Term Notes, Series A, due October 30, 2028 of Wells Fargo Finance LLC	WFC/28A	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b‑2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2020, the board of directors (the “Board”) of Wells Fargo & Company (the “Company”) elected Mark A. Chancy to the Board, effective immediately. His election increases the size of the Board to 13 directors. Mr. Chancy is considered an independent director under the New York Stock Exchange’s corporate governance listing standards and the Company’s Corporate Governance Guidelines. He has been appointed to serve on the Board’s Audit Committee and Risk Committee.

Mr. Chancy will receive customary fees and equity awards from the Company for serving as a director in accordance with the Company’s non-employee director compensation program as described in the Company’s 2020 proxy statement filed with the Securities and Exchange Commission on March 16, 2020. Under the non-employee director compensation program, he was automatically granted a stock award on August 20, 2020, under the Company’s Long-Term Incentive Compensation Plan, having a fair market value of approximately $135,000. The number of shares of Company common stock subject to the stock award was determined by dividing the award value by the closing price of a share of Company common stock on August 20, 2020, rounded up to the nearest whole share. The stock award vests in full on the date of grant. Additional information regarding equity awards under the non-employee director compensation program and our director deferral program under the Wells Fargo & Company Directors Stock Compensation and Deferral Plan is included in Exhibits 10(l) and 10(e) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

The Company’s news release announcing the election of Mr. Chancy as a director is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description	Location
99.1	News Release	Filed herewith
104	Cover Page Interactive Data File	Embedded within the Inline XBRL document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 21, 2020	WELLS FARGO & COMPANY

		By:	/s/ ANTHONY R. AUGLIERA
Anthony R. Augliera
Executive Vice President, Deputy General Counsel and Secretary